SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported):    September 2, 2005

                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                         EDWARD R. DESTEFANO, PRESIDENT
                            NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 266-4344
          (Telephone number, including area code of agent for service)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective September 2, 2005, New Century Energy Corp. (the "Company," "we," "us"), entered into a Purchase and Sale Agreement ("Agreement") with Pat Baker, D/B/A Baker Exploration Company; The Sebastian Revocable Trust; George R. Smith Revocable Trust; and George Smith Family Limited Partnership, D/B/A GSTX Limited Partnership, collectively the "Sellers." Pursuant to the Agreement, we agreed to purchase certain interests in leases that have been pooled into the Lindholm-Hanson Gas Unit together with interests in certain contiguous leases, for an aggregate of $8,750,000, subject to our receipt of such money. The interests to be purchased total a 7.25 percent working interest and a 5.4375 percent net revenue interest in the leases.

     The closing date for the purchase is September 20, 2005, or at such other time as the parties may subsequently agree (the "Closing").

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     The  effective  date  of the sale of the Sellers' interests is July 1, 2005
(the "Effective Date"). At the Closing, the Sellers shall pay us the aggregate amount of the proceeds actually received by Sellers and attributable to production during the period between the Effective Date and the Closing (the "Adjustment Period") of (i)the proceeds from the sale of oil, gas and hydrocarbons net of gathering processing and transportation costs, and any production, severance, sales or excise and similar taxes not reimbursed to Sellers by the purchaser of production, and (ii)other proceeds earned with respect to the purchased leases during the Adjustment Period. Additionally, Sellers shall pay us all ad valorem taxes prorated to Sellers and assumed by us and an amount equal to all costs attributable to the ownership and operation of the purchased leases which are paid by Sellers and incurred at or after the Effective Date.

     Additionally, under the Agreement, we agreed to assume all duties and obligations of the Sellers, express and implied, with respect to the purchased interests, including those arising under any lease, contract, agreement, document, permit, applicable law, statute or rule, regulation, or order of any governmental authority and defend, indemnify and hold Sellers harmless from and pay or reimburse Sellers for any and all claims in connection with the duties and obligations of Sellers in connection with the ownership of the interests, before or after the Effective Date, except (a) to the extent any such claim has been asserted against Sellers prior to the Effective Date, (b) as set forth in the Agreement, or (c) any claim is expressly assumed by Sellers.

     We also agreed to defend, indemnify and hold Sellers harmless from and pay or reimburse Sellers for any and all claims for damage to the environment, environmental cleanup, remediation or compliance, or for any other relief, arising directly or indirectly from or incident to the use, occupation, operation, maintenance or abandonment of any of the interests, or condition of the interests, whether latent or patent, including without limitation, contamination of the property or premises with Naturally Occurring Radioactive Materials (NORM), whether such claim was caused by Sellers negligence or strict liability, whether in law or equity, excluding Sellers, Sellers' agents, employees or contracts gross negligence or willful misconduct.


     The Agreement called for certain assets to be excluded from the sale of the leases including:

     A) All minute books, tax returns, partnership documents of Sellers and their business records not related to the purchased interests;
     B) All records that were (i) proprietary in nature, (ii) covered by the attorney-client privilege or work product doctrine, (iii) not readily severable from Sellers' general records, or (iv) required by applicable law to be retained by Sellers;
     C) All rights and claims arising, occurring, or exiting in Sellers prior to the Effective Date including, but not limited to, any and all contract rights, claims penalties, receivables, revenues, recoupment rights, rights or reimbursement, audit rights, recovery rights (excepting gas imbalances), accounting adjustments, mispayments, erroneous payments or other claims of any nature relating solely to any time period prior to the Effective Date.
     D) Any claims, rights and inters tof Sellers or any of Sellers' affiliates in and to any refunds of taxes or fees of any nature whatsoever which relate solely to and arise out of the period prior to the Effective Date.

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     We  plan  to  obtain the $8,750,000 in funding required for the purchase of the interests described above through the entry into an additional Securities Purchase Agreement with Laurus Master Fund, Ltd.; however, we can give no assurances that such funding will be available to us on favorable terms, if at all. If we are unable to raise the $8,750,000 required to purchase the interests described above, we will be unable to close the Agreement and will not obtain title to the interests described above.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Effective September 2, 2005, we entered into the Purchase and Sale Agreement with the Sellers, as described above, and agreed to pay the Sellers an aggregate of $8,750,000 for the interests described above on the closing date, September 20, 2005, or at such subsequent time as the parties agree, assuming we are able to raise additional funding, as described in greater detail above under "Item 1.01 Entry Into A Material Definitive Agreement."

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS


     (A) FINANCIAL STATEMENTS OF THE LINDHOLM-HANSON GAS UNIT: To be provided by a subsequent amendment to this Form 8-K.


     (B) PRO FORMA FINANCIAL INFORMATION: To be provided by a subsequent amendment to this Form 8-K.

     (C)  EXHIBITS:


     10.1*          Purchase and Sale Agreement



     *  Filed  herewith.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEW  CENTURY  ENERGY  CORP.


                                            /s/  Edward  R.  DeStefano
                                           -----------------------------
                                           By:  Edward R. DeStefano,
                                                President

 Date:  September 6,  2005

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